Board of Directors Reginald L. Robinson Served on Board of Directors 2012 – 2020

John B. Dicus, Chairman, President & CEO Michel’ Philipp Cole, ABC Morris J. Huey, II Jeffrey M. Johnson Michael T. McCoy, M.D. James G. Morris Carlton A. Ricketts Jeffrey R. Thompson Board of Directors

Management John B. Dicus, Chairman, President & CEO Anthony S. Barry, Executive Vice President Natalie G. Haag, Executive Vice President & Corporate Secretary Rick C. Jackson, Executive Vice President Robert D. Kobbeman, Executive Vice President Daniel L. Lehman, Executive Vice President Kent G. Townsend, Executive Vice President

Safe Harbor Disclosure Except for the historical information contained in this presentation, the matters discussed may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions. The words "may," "could," "should," "would," "will," "believe," "anticipate," "estimate," "expect," "intend," "plan," and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties, including: potential adverse impacts of the ongoing COVID-19 pandemic and any governmental or societal responses thereto on economic conditions in Capitol Federal Financial, Inc’s local market areas and other market areas where Capitol Federal Savings Bank has lending relationships, on other aspects of Capitol Federal Financial, Inc’s business operations and on financial markets; changes in policies or the application or interpretation of laws and regulations by regulatory agencies and tax authorities; other governmental initiatives affecting the financial services industry; changes in accounting principles, policies or guidelines, fluctuations in interest rates; demand for loans in Capitol Federal Financial, Inc.’s market area, the future earnings and capital levels of Capitol Federal Savings Bank, which would affect the ability of Capitol Federal Financial, Inc. to pay dividends in accordance with its dividend policies; competition; and other risks detailed from time to time in documents filed or furnished by Capitol Federal Financial, Inc. with the SEC. Actual results may differ materially from those currently expected. These forward-looking statements represent Capitol Federal Financial, Inc.’s judgment as of the date of this presentation. Capitol Federal Financial, Inc. disclaims, however, any intent or obligation to update these forward-looking statements.

Selected Balance Sheet Data September 30, 2020 2019 (in thousands) Total Assets $ 9,487,218 $ 9,340,018 Total Loans $ 7,202,851 $ 7,416,747 Total Deposits $ 6,191,408 $ 5,581,867 Total Borrowings $ 1,789,313 $ 2,239,989 Total Stockholders' Equity $ 1,284,859 $ 1,336,326

Financial Performance FY 2020 Net Income (in thousands) $64,540 Earnings Per Share (basic & diluted) $0.47 Net Interest Margin 2.12% Return on Average Assets 0.69% Return on Average Equity 4.92%

Financial Performance FY 2020 Efficiency Ratio 50.74% Operating Expense Ratio 1.13% Non-performing Assets to Total Assets 0.13% Equity to Total Assets 13.5%

Calendar Year 2020 Dividends (in thousands) Regular quarterly dividends* $ 46,716 True-up dividend (December) 17,614 Total cash dividends paid in 2020 $ 64,330 *Paid in February, May, August, and November.

Calendar Year 2020 Share Repurchases ($ in thousands, except per share amounts) Number of shares repurchased 2,722,500 Average price per share $ 9.31 Total amount repurchased $ 25,335

Cumulative Cash Returned to Stockholders $0.0 $250.0 $500.0 $750.0 $1,000.0 $1,250.0 $1,500.0 $1,750.0 2019 2020 Stockholder Dividends $1,505.7 $412.5 † $725.2 † $1,595.3 $789.5 $393.3 $8.52 Per Share $412.5 33,568,044 Shares Avg. Price of $11.67 (in millions) $368.0 Share Repurchases † Dividends from earnings True Blue® Dividends †

Payment of Dividends • CFFN declared a regular quarterly dividend of $0.085 per share on January 26, 2021. • For fiscal year 2021, it is the intent of our Board and management to pay out 100% of our net income. • Dividends will be paid in a combination of quarterly and true-up cash dividends.

Long-Term Strategy • Single-Family Portfolio Lender • Deposit Services • Commercial Banking • Excellent Asset Quality • Strong Cost Controls • Strong Capital Position • Stockholder Value • Interest Rate Risk Management

Questions & Answers

New Director Carlton A. Ricketts

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